EXHIBIT No.  EX-99.p.3

                                 CODE OF ETHICS
                                       OF
                                THE BERWYN FUNDS
                         BERWYN FINANCIAL SERVICES CORP.

PREAMBLE

    This Code of Ethics is being adopted for The Berwyn Funds and Berwyn Financial Services Corp., the distributor of shares of the series of The Berwyn Funds (the "Distributor"), in compliance with the requirements of Rule 17j-1 (the Rule) adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the Act) to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer or trustee of The Berwyn Funds or any officer or director of the Distributor, in connection with the purchase or sale by such person of a security held or to be acquired by any portfolio series of The Berwyn Funds (The Berwyn Funds is a Delaware business trust (the "Trust") that has 2 portfolio series, the Berwyn Fund and Berwyn Income Fund, and the Trust and its series shall be termed the Fund):

1.      To employ a device,  scheme or artifice to defraud the Fund;

2. To make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact, necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;
3. To engage in any act, practice or course of business which operates, or would operate, as a fraud or deception upon the Fund; or
4.      To engage in a manipulative practice with respect to the Fund.

     This Rule also requires that the Fund, The Killen Group, Inc. (the adviser to the Fund), and the Distributor adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and shall use reasonable diligence, and institute procedures reasonably necessary, to prevent violation of the code.

    Set forth herein is the Code of Ethics for the Fund, approved by the Board of Trustees of the Fund, and for the Distributor, approved by the Board of Directors of the Distributor, in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Fund, and the directors and officers of the Distributor, owe a fiduciary duty to, among others, the shareholders of the Fund, to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of investment clients; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

1.  DEFINITIONS
    a."Access Person" means any trustee or officer of the Fund or any director or officer of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase of securities by the Fund for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

    b.A
    security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made by the investment committee of the Adviser and communicated to the trading desk, which includes when the Fund has a pending "buy" or "sell" order with respect to a security, and, a recommendation includes when a security is under consideration by the investment committee of the Adviser as a candidate for purchase or sale.

    c."Beneficial  ownership"  shall be as
    defined in, and interpreted in the same manner as it would be in, determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

    d."Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

    e."Purchase  or sale of a  security"
    includes  the  writing  of  an  option  to  purchase  or  sell  a  security.

    f."Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, banker's acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

    g."Disinterested Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act. h."Actual Knowledge" means knowledge that an individual possesses or knowledge that an individual may reasonably be expected to acquire in the performance of their duties.

2.  PROHIBITED TRANSACTIONS
    a.No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

    b.No Access Person shall:

      (1)purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale, such security was being considered for purchase or sale or was purchased or sold by the Fund during the seven calendar days prior to or after the transaction of the Access Person.

     (2)disclose   to  other  persons  the  securities   activities   engaged
     in or contemplated for the Fund; (3)seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Fund because of such person's association with the Fund. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Fund will not be considered to be in violation of this section:

           (i)  an occasional meal;

          (ii) an occasional ticket to a sporting event, the theater or comparable entertainment;

         (iii) a holiday gift of fruit or other foods, provided, however, that such gift is made available to all members of the recipient's department.

      (4)acquire any securities in an initial public  offering.

     (5)purchase any
      securities in a private placement without prior approval of the Compliance Officer or other officer designated by the Board of Trustees. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by the Fund of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to independent review by the Fund's officers with no personal interest in the issuer.

     (6) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interest of the Fund and its shareholders.

3.  EXEMPTED TRANSACTIONS

     a.The  prohibitions  of Section  2(b) shall not apply to:

     (1)  purchases  or
      sales  effected in any account  over which the  employee  has no direct or
      indirect   influence  or  control;

     (2)  purchases  or  sales  which  are
      non-volitional  on the part of the Access Person;

     (3) purchases which are
      part  of an  automatic  dividend  reinvestment  plan;  and

     (4)  purchases
      effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.  COMPLIANCE PROCEDURES
    a.Disclosure of Personal Holdings
      All Access Persons, with the exception of the Disinterested Trustees, shall disclose to the Compliance Officer of the Fund or Distributor, as
    applicable,   all  personal   securities   holdings  upon   commencement  of
    employment. This initial report shall be made on the form attached as Exhibit A. All Access Persons, with the exception of the Disinterested Trustees, shall be required to follow the procedures listed in this paragraph. If an Access Person has a brokerage account, copies of trade confirmations and monthly statements shall be sent to the appropriate Compliance Officer. An Access Person shall be required to obtain pre-clearance for all securities transactions from the appropriate Compliance Officer. The Access Person shall submit a request for clearance in writing listing the details of the proposed transaction, such as the name of the security, type of transaction, amount of the security involved in the transactions, and the broker-dealer that will be used. The Compliance Officer will respond in writing within 24 hours of receipt of the request. In the absence of the Compliance Officer, the request is to be submitted to the Chief Operating Officer of the Fund's adviser.

    b.Certification of Compliance with Code of Ethics
      (1) Every Access Person, with the exception of Disinterested Trustees, shall certify annually that:
            (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;
           (ii) they have complied with the requirements of the Code of Ethics; and (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.
      The annual report shall be made on the form attached as Exhibit B.

    c.Reporting Requirements
    (1) Disinterested Trustee - Each trustee who is not an "interested person" of the Fund as defined in the Act shall report a transaction in a security if the trustee knew or may reasonably be expected to know that the security was in the portfolios of the Fund. A disinterested trustee shall obtain clearance for a transaction in a security if such trustee knew or may reasonably be expected to know that such security was being considered for purchase or sale or was being purchased or sold by the Fund. The procedure for obtaining clearance of a transaction shall be the same as the procedure outlined in 4(a) of this Code for other Access Persons. Reports under this paragraph will include the information described in sub-paragraph (2) of this section. (2) Reports required to be made under this Paragraph (c) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:
            (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;
           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
          (iii)      the price at which the transaction was effected; and
           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.
    d.Conflict of Interest
      Every Access Person shall notify the appropriate Compliance Officer of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any client of the Fund. Such notification shall occur in the pre-clearance process.

5. REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES a.The Compliance Officer shall promptly report to the Board of Trustees:
      (1)all apparent violations of this Code of Ethics and the reporting requirements thereunder; and (2)any reported transaction in a security which was purchased or sold by the Fund or is being considered for purchase or sale.
    b The Board of Trustees, or a Committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

6.  SANCTIONS
    Upon discovering a violation of this Code, the Board of Trustees may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

7.  RETENTION OF RECORDS
    This Code of Ethics, a copy of each report made by an Access Person hereunder, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Fund and Distributor as required under Rule 17j-1.

                                                                       Exhibit A
                                THE BERWYN FUNDS
                         BERWYN FINANCIAL SERVICES CORP.
                                 CODE OF ETHICS
                                 INITIAL REPORT


To the Compliance Officer:
      1.I have read and  understand  the Code and recognize that I am subject to
it.
      2.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund such as any economic relationship between my transactions and securities held or to be acquired by the Fund.
      3.As of the date below I have a direct or indirect beneficial ownership in the securities which are listed below or in the attached brokerage statement(s). (If not applicable, please state in the space below.):
                                               Type of Interest
Name of Security               Number of shares                  (Direct or
indirect)



      4.I have direct or indirect ownership of a brokerage account(s) maintained at ________________________________________( insert name of brokerage firm). I understand that in compliance with the Code I must have copies of my brokerage trade confirmations and monthly statements sent to the Compliance Officer.


Date:_____________________     ____________________________________
                               Signature
                               ------------------------------------
                               Print Name
                               ------------------------------------
                               Title


Note:  Please use reverse side if more space is needed for any answer.

                                                        Exhibit B
                                THE BERWYN FUNDS
                         BERWYN FINANCIAL SERVICES CORP.
                                 CODE OF ETHICS
                                  ANNUAL REPORT


To the Compliance Officer:
      1.I have read and understand the Code and recognize that I am subject to it.
      2.I hereby certify that, during the year ended December 31, 20___, I have complied with the requirements of the Code. I have supplied reports of all securities transactions required to be reported pursuant to the Code and have reported any new brokerage accounts required by the Code.
      3.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund such as any economic relationship between my transactions and securities held or to be acquired by the Fund.


Date:_____________________     ____________________________________
                               Signature
                               ------------------------------------
                               Print Name
                               ------------------------------------
                               Title

                                                                       Exhibit C

                                THE BERWYN FUNDS
                         BERWYN FINANCIAL SERVICES CORP.
                         SECURITIES TRANSACTIONS REPORT
              FOR THE CALENDAR QUARTER ENDED ___________________


To the Compliance Officer:
      During the quarter I had no transactions, either direct or indirect, required to be reported pursuant to the Code of Ethics. I also have opened no brokerage accounts required to be reported that have not heretofore been reported to the Compliance Officer.

      The foregoing excludes transactions with respect to which I had no direct or indirect influence or control and other transactions not required to be reported.

      Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Fund.



Date:_____________________     ____________________________________
                               Signature
                               ------------------------------------
                               Print Name
                               ------------------------------------
                               Title